SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 10, 2003
                                 (May 27, 2003)

                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)

            New York                        0-1989              16-0733425
         (State or other jurisdiction of (Commission        (I. R. S. Employer
         incorporation or organization) File Number)        Identification No.)

                 3736 South Main Street, Marion, New York 14505
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 315/926-8100


                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report

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                                    Form 8-K

                            Seneca Foods Corporation

Item 2. Acquisition or Disposition of Assets

On May 27, 2003, the Registrant completed its acquisition of the membership interest in Chiquita Processed Foods, L.L.C. from Chiquita Brands International, Inc. The purchase price totaled $126.1 million plus the assumption of certain liabilities. This acquisition was financed with cash, proceeds from a new $200 million revolving credit facility, and $16.1 million of the Registrant's Participating Convertible Preferred Stock. In June, the Registrant expects to refinance up to $42.5 million of outstanding debt under the revolving credit facility with new term debt from an insurance company. The Registrant expects to sell several of the Chiquita Processed Foods plants and related assets to Lakeside Foods, Inc. by the end of July. The sale to Lakeside Foods is expected to generate approximately $48 million in cash proceeds, which will be used to pay down debt. The refinancing of outstanding debt and the sale of assets to Lakeside Foods are still subject to the negotiation of definitive documentation. Therefore, there can be no assurance that either transaction will be completed.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements. The financial statements required to be included in this current report on Form 8-K shall be filed by amendment as soon as practicable, but in any event not later than 60 days after the date that this current report on Form 8-K is filed.

     (b) Pro Forma Financial Information. The pro forma financial information required to be included in this current report on Form 8-K shall be filed by amendment as soon as practicable, but in any event not later than 60 days after the date that this current report on Form 8-K is filed.

(c)      Exhibits.

         Exhibit Number             Description

     2(a) Purchase Agreement by and among Seneca Foods Corporation, Chiquita Brands International, Inc. and Friday Holdings, L.L.C. dated as of March 6, 2003.

     2(b) Amendment No. 1 to the Purchase Agreement, dated as of March 27, 2003.

     3 Certificate of Amendment of the Certificate of Incorporation of Seneca Foods Corporation.

     4 Registration Rights Agreement between Seneca Foods Corporation and Friday Holdings, L.L.C. dated as of May 27, 2003.

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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Seneca Foods Corporation
                                                          (Registrant)

                                                   /s/Kraig H. Kayser
                                                   --------------------------
June 10, 2003                                         Kraig H. Kayser
                                                      President and
                                                      Chief Executive Officer